UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2021

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-13395	56-2010790
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SAH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On October 8, 2021, Sonic Automotive, Inc. (the “Company”) and certain of its subsidiaries entered into Amendment No. 1 to Fifth Amended, Restated and Consolidated Credit Agreement (the “Credit Agreement Amendment”) with Bank of America, N.A., as administrative agent, revolving swing line lender, new vehicle swing line lender, used vehicle swing line lender, letter of credit issuer and a lender, BMW Financial Services NA, LLC, JPMorgan Chase Bank, N.A., Mercedes-Benz Financial Services USA LLC, Toyota Motor Credit Corporation, PNC Bank, National Association, VW Credit, Inc., American Honda Finance Corporation, U.S. Bank National Association, Wells Fargo Bank, National Association, Capital One, N.A., MassMutual Asset Finance LLC, TD Bank, N.A. and World Omni Financial Corp., as lenders, and Truist Bank and First National Bank of Pennsylvania, as new lenders. The Credit Agreement Amendment amended the Company’s existing Fifth Amended, Restated and Consolidated Credit Agreement, dated as of April 14, 2021, among the Company, the subsidiaries of the Company named therein, each lender a party thereto, and Bank of America, N.A., as administrative agent, revolving swing line lender, new vehicle swing line lender, used vehicle swing line lender, letter of credit issuer and a lender (as amended, the “Credit Agreement”). The Credit Agreement is comprised of a revolving credit facility (as amended, the “Revolving Credit Facility”), a new vehicle revolving floor plan facility (as amended, the “New Vehicle Floor Plan Facility”) and a used vehicle revolving floor plan facility (as amended, the “Used Vehicle Floor Plan Facility and, together with the New Vehicle Floor Plan Facility, the “Floor Plan Facilities”).

The Credit Agreement Amendment amended the Credit Agreement to, among other things: (i) increase the aggregate commitments under the Revolving Credit Facility to the lesser of $350.0 million (which may be increased at the Company’s option up to $400.0 million upon satisfaction of certain conditions) and the applicable revolving borrowing base, and the Floor Plan Facilities to $2.6 billion (which, under certain conditions, may be increased at the Company’s option up to $2.85 billion that may be allocated between the New Vehicle Floor Plan Facility and the Used Vehicle Floor Plan Facility as the Company requests); and (ii) permit the issuance of the notes in connection with the proposed senior notes offering described in Item 8.01 below and the incurrence of debt thereby.

Mortgage Facility Amendment

On October 11, 2021, the Company entered into a Third Amendment to Credit Agreement (the “Mortgage Facility Amendment”) with PNC Bank, National Association, as administrative agent and a lender, and Bank of America, N.A. and Wells Fargo Bank, National Association, as lenders. The Mortgage Facility Amendment amended the Company’s existing Credit Agreement, dated as of November 22, 2019, among the Company, PNC Bank, National Association, as administrative agent and a lender, and Wells Fargo Bank, National Association, as a lender (as amended, the “Mortgage Facility”). The Mortgage Facility Amendment amended the Mortgage Facility to, among other things, permit the issuance of the notes in connection with the proposed senior notes offering described in Item 8.01 below and the incurrence of debt thereby.

Certain of the lenders under the Credit Agreement and the Mortgage Facility are also parties to various other lending arrangements with the Company and its subsidiaries. The Company and its affiliates also have commercial banking, investment banking, mortgage financing, retail lending and other lending relationships with certain of the lenders under the Credit Agreement, the Mortgage Facility and the separate floorplan credit arrangements, and/or affiliates of such lenders. For some of these lending arrangements for the benefit of certain affiliates of the Company, the particular lending arrangement is secured by the Company’s common stock held by the particular affiliate. The Company has also entered into interest rate cap agreements with certain of the lenders under the Credit Agreement and the Mortgage Facility or their affiliates.

The foregoing summaries of the Credit Agreement Amendment and the Mortgage Facility Amendment do not purport to be complete and are qualified in their entirety by reference to the complete text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

The Company expects to disclose certain supplemental information concerning the Company in a preliminary offering memorandum and marketing materials that are being disseminated in connection with the proposed senior notes offering described in Item 8.01 below. The supplemental information included in the preliminary offering memorandum and marketing materials, certain of which has been previously reported, is set forth in Exhibit 99.1 and is incorporated herein by reference, including, but not limited to, with respect to the following:

•

certain historical financial information of the business of RFJ Auto Partners, Inc. (together with its subsidiaries, “RFJ Auto”) and pro forma condensed combined financial information of the Company and RFJ Auto;

•	certain descriptions of the business and results of operations of the Company and RFJ Auto;

•	certain preliminary financial data of the Company and RFJ Auto for the three months ended September 30, 2021;

•	certain expected sources and uses of proceeds in connection with the Company’s previously announced acquisition of RFJ Auto (the “Acquisition”);

•	certain risk factors; and

•	certain of the Company’s current and anticipated (in connection with the Acquisition) debt facilities and indebtedness.

The Company is also furnishing herewith the following historical consolidated financial statements of RFJ Auto:

•	RFJ Auto’s audited consolidated financial statements as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 (with independent auditors’ report thereon); and

•	RFJ Auto’s unaudited condensed consolidated financial statements as of June 30, 2021 and December 31, 2020 and for the six months ended June 30, 2021 and 2020.

The foregoing financial statements of RFJ Auto are furnished herewith as Exhibits 99.2 and 99.3, respectively, and are incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1, 99.2 and 99.3 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01.	Other Events.

On October 13, 2021, the Company issued a press release announcing that, subject to market conditions, it will offer senior notes due 2029 (the “2029 Notes”) and senior notes due 2031 (the “2031 Notes” and, together with the 2029 Notes, the “Notes”) in an offering that is exempt from the registration requirements of the Securities Act. The Company intends to use the net proceeds from the offering of the Notes, together with additional borrowings and cash on hand, to (i) fund, if consummated, the Acquisition pursuant to an Agreement and Plan of Merger, dated as of September 17, 2021, by and among the Company, RFJMS, Inc., RFJ Auto and The Resolute Fund III, L.P., solely in its capacity as the representative of RFJ Auto’s equityholders (the “Merger Agreement”); (ii) redeem all of its outstanding 6.125% Senior Subordinated Notes due 2027 (the “6.125% Notes”) pursuant to the terms of the indenture governing the 6.125% Notes; and (iii) pay related fees and expenses, with any remaining amount to be used for general corporate purposes, which may include the acquisition and development of dealerships and related real property. If (i) the consummation of the Acquisition does not occur on or before January 31, 2022 (the “End Date”) or (ii) the Company notifies the trustee of its abandonment or termination of the Merger Agreement or its determination that the consummation of the Acquisition will not occur before the End Date, then the Company will be required to redeem $700.0 million aggregate principal amount of the Notes, with such redemption being allocated to each series of Notes on a pro rata basis on the aggregate principal amount of each series of Notes, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date.

On October 13, 2021, the Company issued a conditional notice of redemption to the holders of the 6.125% Notes, notifying such holders that the Company intends to redeem all of the 6.125% Notes on October 28, 2021. The redemption of the 6.125% Notes is conditioned on the successful completion of the offering of the Notes (the “Condition”), unless waived by the Company. The Company may, in its sole discretion, delay the redemption of the 6.125% Notes until such time as the

Condition shall be satisfied or waived. If redeemed, the 6.125% Notes will be redeemed at a redemption price equal to 100% of the principal amount of the 6.125% Notes redeemed, plus the Applicable Premium (as defined in the indenture governing the 6.125% Notes) as of, and accrued and unpaid interest, if any, to the redemption date.

A copy of the press release, which was issued in connection with the offering of the Notes and pursuant to and in accordance with Rule 135c under the Securities Act, is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

Neither the press release nor this Current Report on Form 8-K constitutes an offer to sell or the solicitation of an offer to buy the Notes and neither shall constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom, such offer, solicitation or sale is unlawful. The Notes and the related guarantees are being offered only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes and the related guarantees have not been and will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

Forward-Looking Statements. This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “expect,” “project,” “may,” “will,” “should,” “could” and similar words. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company’s actual results could differ materially from those contained in forward-looking statements due to a number of factors, including the statements under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent filings with the United States Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Fifth Amended, Restated and Consolidated Credit Agreement, dated as of October 8, 2021, among Sonic Automotive, Inc.; the subsidiaries of Sonic Automotive, Inc. named therein; each lender a party thereto; and Bank of America, N.A., as administrative agent, revolving swing line lender, new vehicle swing line lender, used vehicle swing line lender and an l/c issuer.

10.2	Third Amendment to Credit Agreement, dated as of October 11, 2021, among Sonic Automotive, Inc.; each lender a party thereto; and PNC Bank, National Association, as administrative agent.

99.1	Excerpts from Preliminary Offering Memorandum.

99.2	RFJ Auto audited consolidated financial statements as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 (with independent auditors’ report thereon).

99.3	RFJ Auto unaudited condensed consolidated financial statements as of June 30, 2021 and December 31, 2020 and for the six months ended June 30, 2021 and 2020.

99.4	Press Release of Sonic Automotive, Inc., dated October 13, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

October 13, 2021	By:	/s/ STEPHEN K. COSS
Stephen K. Coss
Senior Vice President and General Counsel